UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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OMNOVA SOLUTIONS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Important Information
On July 3, 2019, OMNOVA Solutions Inc. (the "Company") announced it had entered into an Agreement and Plan of Merger with Synthomer plc ("Synthomer"), Spirit USA Holdings Inc., and Synthomer USA LLC, pursuant to which the Company would merge with Spirit USA Holdings Inc., a wholly-owned subsidiary of Synthomer, subject to shareholder and regulatory approvals and other customary conditions (the "Transaction").
In connection with the Transaction, on July 31, 2019, the Company distributed to its employees a video prepared by Synthomer in which Synthomer's chief executive officer, Calum MacLean, discusses the Transaction.
A transcript of the video is reproduced below.

Transcript of Calum MacLean Video to OMNOVA Employees, distributed July 31, 2019

Calum MacLean: Good morning to all OMNOVA employees. I am Calum MacLean, the CEO of Synthomer, based here in London. At Anne's invitation, I'm delighted to have the opportunity to introduce myself here in this video message. Synthomer is a UK FTSE 250 company. We operate twenty-four manufacturing sites globally and have around 3,000 employees. I myself have been here for over four years now and during which time we've doubled the profitability of the business through a combination of inorganic and organic growth.

Today, I'm here to talk about the future plans of bringing together Synthomer and the OMNOVA team. Finally, I'd like to point out that for the remainder of this video message, I've had to follow a script. This is due to legal restrictions around an acquisition of this type, but I trust you'll find the video helpful.

What was the rationale for Synthomer acquiring Omnova?

synthomer

I'd like to start by saying how delighted we are to be acquiring OMNOVA. We've had a longstanding admiration for the business, its people, and its track record. I firmly believe that a combination with Synthomer represents a great fit, and I've often described OMNOVA as being the US-based Synthomer.

OMNOVA is a highly complementary business with similar chemistry, markets, and technology, but with a presence in North America and in areas across Asia, which we currently lack. In particular, China, which we have strategically targeted for some time. So we will come together to create a major global specialty chemical company with a broader international reach, serving an extensive blue chip customer base. Perhaps as importantly, in the short period we’ve worked with Anne and her team, we feel that OMNOVA shares similar culture and values to us. That is a big advantage when it comes to integrating our business and working together in the future. I believe this is a great opportunity for both businesses to become a true global leader in water-based solutions.

What excites you the most about the opportunity for the combined businesses?

synthomer

Huge amounts, but I think there are three things in particular. Firstly, we will have a bigger, broader portfolio of products and greater in-sector diversification, making us a more focused and specialized business. Secondly, we will have a more balanced geographic footprint - with 58% of our sales in Europe, a new and strong presence in North America, and an enhanced position in Asia, notably China - ensuring that we have an even closer proximity to customers. And finally, we will have an increased R&D capability with best in-class process technology, helping us to deliver continued innovation.

You mentioned that you feel Omnova and Synthomer share a similar culture, what are your priorities?

synthomer

During my four years at Synthomer, safety, health, and environmental performance has been, and continues to be, my number one priority. It's my fundamental belief that we always have time to work safely and I'm pleased to say that we've reduced our OSHA recordable rates by more than 50%, with a really strong focus on compliance with basic S.H.E. rules and, importantly, our rigorous approach to permit to work. I'm delighted to see that OMNOVA, too, is making significant progress in S.H.E. And I look forward to working together to continue this journey.

Synthomer have made significant investments in both capital and people during the last four years and this has helped to underpin our growth and our performance. I want to extend that proven strategy to the combined business, prioritizing investment where we see exciting opportunities for growth.

The businesses are broadly complementary and that is one of the core attractions for doing this transaction. We've said that we expect to realize $30 million of cost and revenue synergies, but this will come largely from de-listing

OMNOVA and streamlining areas where there's a clear duplication of responsibilities. This transaction is about bringing two complementary businesses together and building a solid platform for the future, which is why the transaction is so exciting. It's important to stress that no decisions have been taken. The first phase of the integration will be to work together to identify these synergies. Where there is duplication and a need to streamline, will seek to ensure that Synthomer and OMNOVA current HR policies are applied.

In these challenging times for our sector, how confident do you feel about the future?

synthomer

You're right, the environment is more challenging. But the combination of a broader, more diversified portfolio and geographic diversity, together with the right investment and the right strategy will ensure this business can make progress. And it is going to be exciting to bring Synthomer and OMNOVA employees together. It will unite the best our industry has to offer for our customers which will lead to a strong future for both companies. So the answer is that I'm very confident and look forward to the challenge of integrating these two exceptional companies.

We can all look forward to a bright future. And I personally am looking forward to meeting the OMNOVA extended team.

Until we close the transaction, hopefully later this year, we remain competing businesses. Until that time, we can plan, but not bring the businesses together. Do contact your legal team if you have any questions in this regard. I understand things may feel unsettling during times of change. Whether by video, in person, or written communication, I will keep you updated regularly. Thank you and I look forward to working with you all.

Important Disclosures
Forward-Looking Statements
Forward-looking statements within this disclosure are being made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the Transaction with Synthomer. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Transaction may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay Synthomer a termination fee; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) the effect of the announcement of the proposed Transaction on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (v) risks related to obtaining the requisite consents to the proposed Transaction, including, without limitation, the receipt of approval from the Company’s shareholders and Synthomer's shareholders, the timing (including possible delays) and receipt of regulatory clearance from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authority may deny any such approval; and (vi) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
Additional Information
In connection with the proposed Transaction, the Company intends to file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to the Company’s shareholders, and other documents relevant to the Transaction. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from the Company’s website, www.omnova.com, or by contacting the Company’s Investor Relations at (216) 682-7003.
Participants in the Solicitation
The Company, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s investors and security holders in connection with the proposed Transaction. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Transaction will be included in the proxy statement and other documents relevant to the proposed Transaction that the Company intends to file with the SEC. These documents may be obtained for free (when they become available) as described above.